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Retrophin, Inc.
Marc Panoff, CFO
646-564-3671
marc@retrophin.com      mailto:pschwartz@rxir.com

Retrophin Names Alvin Shih, M.D. Executive Vice President of Research and Development

Former Pfizer executive brings wealth of rare disease drug development and portfolio optimization expertise

New York, NY (May 29, 2014) – Retrophin, Inc. (NASDAQ: RTRX) today announced the hiring of Alvin Shih, M.D. as Executive Vice President of Research and Development, effective June 2, 2014. In this role, he will oversee all medical, clinical and research functions. Dr. Shih joins Retrophin from Pfizer Inc. (PFE), where he was Chief Operating Officer of the Rare Disease Research Unit.

“I am delighted to welcome Alvin to the Retrophin team in this very important leadership position,” said Martin Shkreli, Founder and CEO of Retrophin. “His rare disease R&D experience and business acumen will be invaluable as we continue to advance and grow our pipeline of drugs for patients suffering from serious diseases that currently have no viable treatment options.”

“Retrophin’s focus on overlooked diseases and its propensity for strategic transactions are an ideal fit with my prior experiences and areas of interest,” said Dr. Shih. “I look forward to helping Retrophin develop treatments that have the potential to significantly improve and save patients’ lives.”

At Pfizer, Dr. Shih was responsible for strategic initiatives and operational functions of the Rare Disease Research Unit. Prior to Pfizer, Dr. Shih was a senior engagement manager for L.E.K. Consulting, LLC, where he provided life sciences companies with strategic counsel on M&A transactions and growth development. Earlier in his career, Dr. Shih completed his residency at Massachusetts General Hospital.

Dr. Shih earned a B.A. in biology from Vanderbilt University, an MBA in health industry management from Northwestern University Kellogg School of Management and an MD from the University of Alabama School of Medicine. He is board certified by the American Board of Internal Medicine.

About Retrophin

Retrophin is a pharmaceutical company focused on the development, acquisition and commercialization of drugs for the treatment of serious, catastrophic or rare diseases for which there are currently no viable options for patients. The Company's marketed products include Chenodal® and Vecamyl®, and its pipeline includes compounds for several catastrophic diseases, including focal segmental glomerulosclerosis (FSGS), pantothenate kinase-associated neurodegeneration (PKAN), schizophrenia, autism, infantile spasms, nephrotic syndrome and others. Retrophin intends to reintroduce Syntocinon Nasal Spray in the U.S. to assist initial postpartum milk ejection. For additional information, please visit www.retrophin.com.

Forward-Looking Statements

This press release contains "forward-looking statements" as that term is defined in the Private Securities Litigation Reform Act of 1995, regarding the research, development and commercialization of pharmaceutical products. Without limiting the foregoing, these statements are often identified by the words "may", "might", "believes", "thinks", "anticipates", "plans", "expects", "intends" or similar expressions. In addition, expressions of our strategies, intentions or plans are also forward-looking statements. Such forward-looking statements are based on current expectations and involve inherent risks and uncertainties, including factors that could delay, divert or change any of them, and could cause actual outcomes and results to differ materially from current expectations. No forward-looking statement can be guaranteed. Forward-looking statements in the press release should be evaluated together with the many uncertainties that affect the Company's business. You are cautioned not to place undue reliance on these forward-looking statements as there are important factors that could cause actual results to differ materially from those in forward-looking statements, many of which are beyond our control. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise. Investors are referred to the full discussion of risks and uncertainties as included in the Company's filings with the Securities and Exchange Commission.